                                EXHIBIT 10.F


                            WILLAMETTE INDUSTRIES
                          1995 LONG-TERM INCENTIVE
                              COMPENSATION PLAN


          1. General. Pursuant to the terms and conditions of the WILLAMETTE INDUSTRIES 1995 LONG-TERM INCENTIVE COMPENSATION PLAN (the "Plan"), hereinafter set forth, the Committee specified in Article 2 may from time to time grant or award to eligible employees of Willamette Industries, Inc. ("Company"), and of those corporations ("Subsidiaries") in which Company owns at least 50 percent of the total combined voting power of all classes of stock, options to purchase shares of the $.50 par value common stock ("Stock") of Company, stock appreciation rights, and restricted Stock. In addition, the Plan provides for the automatic grant of options to Non-Employee Directors as defined in Article 8. Such options, stock appreciation rights, and restricted Stock are sometimes referred to collectively as "grants and awards." The purpose of the Plan is to motivate special achievement by officers and other key employees of Company and its Subsidiaries by assisting them in acquiring or increasing an equity interest in Company, and, in the case of Non-Employee Directors, to align their interest more closely to that of Company. The options shall be nonqualified stock options subject to Section 83 of the Internal Revenue Code, and not incentive stock options subject to Section 422A of the Internal Revenue Code.

          2. Administration. The Board of Directors of Company ("the Board") shall designate a Committee of not less than two members of the Board ("the Committee") who shall administer the Plan and serve at the pleasure of the Board. The number and identity of the members of, and any name given to the Committee, may be changed by the Board at any time and from time to time. The Committee may also have other duties, as would be the case if the Board should designate the Company's Compensation and Nomination Committee (or a successor thereto) to act as the Committee under the Plan. No person shall be eligible or continue to serve as a member of the Committee unless such person is a "disinterested person" within the meaning of Rule 16b-3 ("Rule 16b-3") of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any law, rule, regulation, or other provision that may hereafter replace such rule. Also, unless the Board determines otherwise, members of the Committee must be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules thereunder. Subject to the express provisions of the Plan, the Committee shall have full and final authority, acting in its sole discretion, to interpret the Plan, to establish rules and regulations relating to the Plan, and to take such action and make such determinations as the Committee may deem necessary or advisable in the administration of the Plan. However, Committee shall have no discretion as to any aspect of grants to Non-Employee Directors; these grants shall be governed by Article 8. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or award made thereunder, nor be liable for any good faith reliance upon any report or other information furnished to the Committee by Company's officers, its independent public accountants, or by any other person or entity.

          3. Eligibility. Except as otherwise provided in Article 8, employees eligible to receive grants and awards under the Plan shall be such key employees (including officers, regardless whether they are directors) of Company and its Subsidiaries as may be selected from time to time by the Committee. Except for the provisions in Articles 5, 6, and 7 setting a per-employee maximum limit on the number of stock options, stock appreciation rights, or shares of restricted Stock whose vesting is based on attainment of one or more performance goals, no provision of the Plan shall be construed to prohibit the Committee from making additional grants or awards under the Plan to employees who have previously received grants or awards. No provision of the Plan shall be construed as automatically entitling an employee to a grant or award, regardless whether the employee has received a grant or award in a prior year or has attained a particular executive position or salary level.

          4. Shares Subject to the Plan. Subject to Article 16 hereof, the total number of shares of Stock issuable under the Plan shall not exceed 2,750,000. For purposes of this limitation, (a) any option or stock appreciation right which terminates or expires without exercise shall thereafter be deemed not to have been granted, and (b) shares of restricted Stock which are forfeited shall thereafter be deemed not to have been issued. Shares of Stock available for issue under the Plan shall be authorized and unissued shares or shares acquired by Company and held in treasury.

          5. Stock Options. The Committee may from time to time grant options to eligible employees. Subject to appropriate adjustment pursuant to
Article 16, no employee may receive, under the Plan, stock options or stock appreciation rights which in the aggregate would exceed 350,000 shares of Stock. The price at which a share of Stock may be purchased on exercise of an option shall be fixed by the Committee at the date of grant of such option and shall not be less than the fair market value of a share of Stock at that date. Fair market value, as used in this Article 5 and elsewhere in the Plan, shall, unless the Committee shall determine otherwise, be the closing price of Stock on the date the option is granted as reported on the NASDAQ national market system for such date or, if such closing price is not available for a date (because the date is not a trading day or otherwise), for the next preceding date for which such closing price is available.

          At the time an option is granted, the Committee shall specify the period during which it is not exercisable, and whether the option is to be thereafter exercisable in full or in installments. The Committee may also specify that all the shares become exercisable no later than upon termination of employment for certain reasons, such as death, disability, or retirement. The Committee may at any time after the grant accelerate the exercisability of the option. Options granted under the Plan shall expire not more than ten years and two days from the date of the grant of the option as specified by the Committee (the "stated period of the option") at date of grant.

          No employee to whom an option is granted shall be entitled to any of the rights of a shareholder of Company with respect to any shares covered by the option until certificates representing such shares have been issued to the employee.

          No option may be transferred except by will or the laws of descent and distribution and, during the lifetime of an employee to whom an option is granted, such option may be exercised only by the employee, the employee's guardian or legal representative. Notwithstanding the foregoing, the Committee, in its sole discretion, may include in the agreement referred to in Article 12 evidencing the grant of an option to an employee a provision permitting the employee to transfer such option upon the terms and conditions specified in such agreement, provided that the foregoing provisions of this sentence shall apply to any person subject to the reporting provisions of
Section 16(a) of the Exchange Act only to the extent that the exemption given by Rule 16b-3 shall continue to be available to the grant of such option.

          Upon termination of employment for any reason other than death, disability, or retirement ("disability" and "retirement" are defined in Article 10) of an employee to whom an option has been granted, the employee may, at any time prior to the earlier of (a) 30 days after termination of employment or (b) the expiration of the stated period of the option, exercise the option to the same extent, if any, that the option was exercisable by the employee on the date of termination of employment under the terms of the option. Notwithstanding the foregoing, the Committee may in its discretion, after giving consideration to the circumstances of the termination of employment of an employee to whom an option has been granted, extend said 30-day period to a period of three years after termination of employment.
The option shall expire on the date of termination of employment to the extent it was not then exercisable and otherwise shall expire upon the earlier of 30 days (three years, if the Committee has extended the period) after termination of employment or the expiration of the stated period of the option.

          Upon the termination of employment by reason of death, disability, or retirement of an employee to whom an option has been granted, the employee (or, in case of death, any person or persons, including the legal representative of the employee's estate, to whom the option passes by will or by the laws of descent and distribution) may, at any time prior to the expiration of the stated period of the option, exercise the option to the same extent, if any, that the option was exercisable by the employee on the date of termination of employment under the terms of the option. The option shall expire on the date of termination of employment to the extent it was not then exercisable and otherwise shall expire upon the expiration of the stated period of the option.

          Payment upon exercise of an option shall be made in cash, by certified check or bank draft payable to the order of Company or, at the Committee's discretion, in whole or in part in any other form, including by personal check or by the delivery to Company of shares of Stock previously acquired by the employee or by any combination of the foregoing.

          6. Stock Appreciation Rights. The Committee may from time to time award stock appreciation rights to eligible employees and determine the base price for each stock appreciation right (which may be higher than, equal to, or less than the fair market value of a share of Stock on the date of award). A "stock appreciation right" is a right to receive cash as provided in this
Article 6. Subject to appropriate adjustment pursuant to Article 16, no employee may receive, under the Plan, stock options or stock appreciation rights which in the aggregate would exceed 350,000 shares of Stock.

          Upon the exercise of a stock appreciation right, the optionee shall be entitled to the excess of the fair market value of one share of Stock on the date of such exercise over the base price specified in the award agreement for the stock appreciation right.

          Except as otherwise provided in this Article 6, the terms and conditions relating to exercise and expiration of stock appreciation rights shall be as determined by the Committee under the same rules as provided in
Article 5 for stock options and shall be subject to the same restraints on transferability, except that the exercise of stock appreciation rights shall be subject to such conditions as are required to prevent the employee from incurring liability under Section 16(b) of the Exchange Act.

          7. Awards of Restricted Stock. The Committee may from time to time make awards of restricted Stock under the Plan to eligible employees. An award may be either of two types:

          (a) Stock whose vesting is based on years of continuous employment after the date of award.

          (b) Stock whose vesting is based on attainment of one or more performance goals.

          Years of Continuous Employment. At the time of an award of shares whose vesting is based on years of continuous employment, the Committee shall specify the number of continuous years of employment required for vesting, except that full vesting shall occur no later than upon termination of employment by reason of death, disability, or retirement ("disability" and "retirement" are defined in Article 10). The Committee may at any time after the award accelerate the vesting as to part or all the shares awarded. There is no per-employee maximum limit on the number of shares of restricted Stock whose vesting is based on years of continuous employment.

          Attainment of Goals. At the time of an award of shares whose vesting is based on attainment of performance goals, the Committee shall specify the performance goal or goals which must be attained, and the date by which they must be attained, in order to cause the shares to vest. The performance goal or goals shall be one or more of earnings per share, return on equity, return on assets, growth in earnings, growth in sales revenue, corporate profitability, or shareholder returns. These can be measured in comparison to the performance of a group of peer companies selected by the Committee or based on Company's results. Notwithstanding the foregoing, full vesting shall occur upon death or disability. Also, the Committee may, in its discretion, at the time an award is made, specify that the shares shall become fully vested upon retirement in the event retirement occurs before the attainment of the performance goal or goals. If the specified performance goal or goals are not met within the time specified, the nonvested shares subject to such goal or goals shall be forfeited. Furthermore, upon termination of employment for any reason other than death, disability, or (in those cases where the Committee has specified full vesting on retirement) retirement of an employee to whom an award has been made, any nonvested shares shall be forfeited. Subject to appropriate adjustment pursuant to
Article 16, no employee may receive, under the Plan, more than 50,000 shares of restricted Stock whose vesting is based on attainment of performance goals.

          General Provisions. While the shares are not vested, the employee shall have all the rights of a shareholder of Company as to the nonvested shares, except that the shares may not be sold, assigned, transferred, pledged, or otherwise encumbered. Certificates representing awarded shares shall be registered in the name of the employee but held (with a stock power endorsed in blank) by Company until the shares have vested, at which time they shall be delivered to the employee or legal representative free of restrictions.

          The Committee may, in its discretion, provide that a portion of the award of restricted Stock shall be made in cash rather than shares. Any such cash shall be payable at the same time or times as the shares to which the cash relates become vested. If shares are forfeited, the related amount of unpaid cash shall also be forfeited.

          8. Non-Employee Directors. Grants shall be made to members of the Board who are not employees of Company or any Subsidiary ("Non-Employee Directors") only under this Article 8. No person, including the members of the Board or the Committee, shall have any discretion as to the selection of eligible recipients or the determination of the type, amount, or terms of grants pursuant to this Article 8. The persons eligible to receive grants pursuant to this Article 8 are all Non-Employee Directors.

          Initial Options. Upon the date of approval of the Plan by Company's shareholders (the "Approval Date"), each person who is then a Non-Employee Director shall be automatically granted an option (a "Director Option") to purchase 1,000 shares of Stock. Each person who becomes a Non-Employee Director after the Approval Date shall be automatically granted, on the date such person becomes a Non-Employee Director, an initial Director Option to purchase 1,000 Shares; provided, however, that a director who was at any time an officer of Company or any Subsidiary shall not be entitled to a grant of the initial Director Option.

          Annual Options. On the date of each annual meeting of Company's shareholders beginning with the meeting in 1996, each person who is then a Non-Employee Director and who is to continue as a member of the Board following the annual meeting, and without regard to how long the person has been a Non-Employee Director or whether the person had ever been an officer of Company or any Subsidiary, shall be automatically granted an annual Director Option to purchase 600 shares of Stock.

          Option Price. The option price for all Director Options shall be the fair market value of a share of Stock at the date of grant.

          Option Agreements. Each grant of Director Options made pursuant to this Article 8 shall be governed by and shall be subject to the terms and conditions set forth in an Option Agreement in the form attached to the Plan as Exhibit A. Except to the extent otherwise provided in this Article 8 or in such Option Agreement, each such grant shall be governed by the Plan's provisions relating to the grant of options to, and the exercise of options by, employees.

          9. Change in Control. For purposes of the Plan, "change in control" means the occurrence of any of the following events without approval by the affirmative vote of at least two thirds of those members of the Board who (i) are members of the Board immediately prior to the event, and (ii) are not employees of Company or a Subsidiary:

          (a) The merger or consolidation of Company with, or the sale of all or substantially all the assets of Company to, any person or entity or group of associated persons or entities.

          (b) The attainment of direct or indirect beneficial ownership of securities of Company which in the aggregate represent
     20 percent or more of the total combined voting power of Company's then issued and outstanding securities by any person or entity or group of associated persons or entities acting in concert who is not affiliated (within the meaning of the Securities Act of 1933) with Company as of November 10, 1994; provided, however, the Board may at any time in its discretion increase the 20 percent requirement but not beyond 40 percent.

          (c) The approval by the shareholders of Company of any plan or proposal for the liquidation or dissolution of Company.

          A change in control shall also be deemed to occur upon a change in the membership of the Board at any time during any consecutive 24-month period such that the "continuity" directors cease for any reason to constitute at least 70 percent of the Board. The continuity directors are those members of the Board who were either (i) members of the Board at the beginning of such consecutive 24-month period, or (ii) elected by, or on the nomination or recommendation of, at least two thirds of the members of the Board.

          If a change in control occurs, all options and stock appreciation rights previously granted or awarded which are not fully exercisable shall become exercisable in full upon the date of such occurrence and shall remain so exercisable until the earlier of (a) three years after the date of such occurrence, or (b) the expiration of the stated period of the option. After the end of the three-year period, the options and rights shall revert to being exercisable in accordance with their terms, although no option or rights which have previously been exercised or otherwise terminated shall become exercisable. Notwithstanding the foregoing, no stock appreciation rights may be exercised within six months of the date of award of the rights.

          Notwithstanding the provisions of Articles 5 and 6 relating to the expiration of options and stock appreciation rights in connection with termination of employment, upon termination of employment for any reason (other than by reason of conduct which constitutes a felony under federal law or the law of the state in which the employee resides) within the two-year period following the occurrence of a change in control, the option and rights may be exercised at any time prior to the earlier of (a) three years after termination of employment or (b) the expiration of the stated period of the option.

          If a change in control occurs, all shares of restricted Stock previously awarded which are not vested shall become vested upon the date of such occurrence.

          10. Right to Receive Cash on Change in Control. If a change in control, as defined in Article 9, occurs, each employee (including those who are not officers) holding an unexercised option, and regardless whether the option is then otherwise fully exercisable, may make a cash exercise of all or any portion of the option in lieu of the purchase of Stock under the option. A cash exercise may be made, without any payment to Company, by surrendering unexercised the option or any portion thereof. Upon such exercise and surrender, the optionee shall be entitled to receive cash (less applicable withholding taxes) in an amount equal to the excess of the aggregate fair market value of the shares of Stock covered by the option, or the relevant portion thereof, on the date of such exercise and surrender over the aggregate exercise price of such Stock under the option. The cash exercise may be made only during the period beginning on the first day following the date on which Company has actual knowledge of the actual occurrence of the change in control and ending on the 45th day following such date. Notwithstanding the foregoing, no cash exercise may be made by an officer (as defined under Section 16 of the Exchange Act) of Company within six months of the date of grant of the option and no cash exercise may be made by any optionee after the expiration of the stated period of the option.

          11. Disability; Retirement. Except as otherwise provided in Exhibit A for Non-Employee Directors, "disability" for purposes of this Plan shall have the same meaning as "total and permanent disability" under the Willamette Industries, Inc., and Associated Companies Salaried Employees' Retirement Plan (regardless whether the employee is covered by such Retirement Plan), and "retirement" shall mean:

          (a) Termination of employment at or after attainment of age 62, provided the employee has (or would have, if covered by such Retirement Plan) at least ten vesting credits as defined under such Retirement Plan, or

          (b) Termination of employment at or after attainment of age 65, regardless of the number of such vesting credits, if any.

          12. Agreement. Each employee to whom a grant or award is made under the Plan shall execute an appropriate agreement with respect to such grant or award referring to the terms and conditions thereof and of the Plan. The form of agreements may be changed from time to time and need not be identical among those receiving the grants or awards.

          13. Withholding Taxes. Company shall have the right to deduct from all cash payments made under the Plan any federal, state, or local taxes required by law to be withheld with respect to such cash payments, and, in the event such cash payments are insufficient to cover the required withholding, the employee or other person receiving such payment may be required to pay to Company the additional amount necessary for this purpose. In the case of an exercise of an option or an award of restricted Stock, the employee or other person exercising such option or taxable in connection with such award may be required to pay to Company the amount of any such taxes that Company is required to withhold with respect to such exercise or award. Company shall also have the right to deduct any such taxes from the shares that would otherwise be issued to or vest in the employee or other person.

          The Committee may, in its discretion, allow the employee or other person to make the required payment to Company by delivery of shares of previously acquired Stock.

          14. Employment. Nothing contained in the Plan or in any grant or award under the Plan shall confer upon any employee any right with respect to the continuation of employment with Company or its Subsidiaries or interfere in any way with the right of Company or its Subsidiaries to terminate the employee's employment at any time. Nothing contained in the Plan shall confer upon any employee or other person any claim or right to any grant or award under the Plan.

          15. Governmental Compliance. Each grant and award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that the listing, registration, or qualification of any shares issuable thereunder upon any securities exchange or under any federal or state law, or the consent or approval of any governmental or self-regulatory body is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          16. Adjustments. The right and power of Company to provide for reclassifications, reorganizations, recapitalizations, stock splits, stock dividends, combination of shares, merger, consolidation, or any other change in the capital structure or shares of Company shall not be affected by the Plan. In the event of any such action, the Committee or the Board may make such adjustments, if any, as it may deem appropriate in the number of shares available for grants and awards under the Plan, that may be granted or awarded to an individual employee or Non-Employee Director, and to grants and awards made under the Plan.

          17. Expenses. The expenses of administering the Plan shall be borne by Company.

          18. Termination. No grants or awards under the Plan shall be made after April 27, 2005, or such earlier date as the Board may determine.

          19. Successors and Assigns. The provisions of the Plan (and interpretations and determinations made by the Committee pursuant thereto) shall be conclusive and binding upon Company and its Subsidiaries, their successors and assigns, and upon each employee receiving grants or awards under the Plan and the employee's heirs, successors, and assigns.

          20. Amendment. The Plan may be amended by the Board as it deems advisable, provided that no such amendments shall adversely affect the rights of participants to whom grants and awards under the Plan shall have been made without the consent of the participants affected thereby, nor shall the Board, without approval of Company's shareholders:

          (a) Except as provided in Article 16, increase the number of shares of Stock that are subject to the Plan or the number of shares that may be received by any one employee;

          (b) Extend the period during which grants and awards under the Plan may be made;

          (c) Otherwise materially increase the benefits accruing to participants under the Plan;

          (d) Amend the requirements of the Plan in respect of eligibility to receive grants and awards under the Plan; or

          (e) Establish the price at which shares may be purchased on the exercise of an option at less than the fair market value of the Stock at the time the option is granted.

          The provisions of Article 8 of the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or in Rule 16b-3 under the Exchange Act.

                                  EXHIBIT A

                                             As adopted by Board of Directors
                                                             February 9, 1995

                              OPTION AGREEMENT
                      FOR NON-EMPLOYEE DIRECTOR OPTION


          THIS AGREEMENT, made this ____ day of _____________, 19____, by and between WILLAMETTE INDUSTRIES, INC., hereinafter referred to as "Company," and __________________________, hereinafter referred to as "Optionee,"

                            W I T N E S S E T H :

          WHEREAS Article 8 of the Willamette Industries 1995 Long-Term Incentive Compensation Plan (Plan) provides for the automatic grant of options to Non-Employee Directors to purchase Company's $.50 par value common stock (Stock),

          NOW, THEREFORE, the parties agree as follows:

          1.   Grant of Option.
               ---------------
          Company hereby, on the date of this Agreement, grants Optionee the option to purchase _____________ shares of Stock on the terms and conditions hereinafter set forth and subject to the provisions of the Plan. The option price shall be $_____________ per share, which is the average of the best bid and the best ask at closing on the date the option is granted, as reported on NASDAQ (or, if the Stock is listed on one or more stock exchanges, as reported on the principal stock exchange on which the Stock is listed) or, if such closing information is not available for a date (because the date is not a trading day or otherwise), for the next preceding date for which such closing information is available.

          2.   Exercise of Option.
               ------------------
          (a) Except as otherwise provided in paragraph 3, the option shall become exercisable according to the following schedule. Notwithstanding anything in this Agreement to the contrary, neither the option nor any portion thereof is exercisable after the expiration of ten years and two days (the "stated period of the option") from the date this option is granted:

  Years of Continuous Service as        Percentage of Shares
a Director From Date Option Granted               Exercisable
- -----------------------------------       --------------------

     After one year                     Up to 33 1/3 percent of the number of
                                        shares subject to the option;

     After two years                    Up to 66 2/3 percent;

     After three years                  All the shares subject to the option.


     Notwithstanding the foregoing schedule, all the shares subject to the option shall become exercisable upon termination of service as a director by reason of death, disability, or retirement or upon the date of occurrence of a change in control as defined in the Plan. In this Agreement, "disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. "Retirement" means termination of service as a director on or after attaining age 72.

          (b) Optionee shall, in the event he elects to exercise the option, give Company written notice of exercise. The notice shall specify the number of full shares to be purchased and shall be accompanied with the payment of the purchase price in cash or by delivery of shares of previously acquired Stock. Subject to paragraph 3(d), Company shall thereupon promptly issue a certificate to Optionee representing the number of full shares so purchased. No option shall be exercisable with respect to a fractional share. Optionee shall have no obligation to exercise the option.

          (c) The option may be exercised by Optionee in whole or in part or parts; provided, however, that no less than 100 shares shall be purchased under any exercise unless the number purchased is the total number purchasable under the option. All partial exercises shall be noted on Company's and on Optionee's copy of this Agreement.

          (d) The written notice of exercise must be accompanied by any amount required under federal or state withholding laws or regulations, either in cash or by delivery of shares of previously acquired Stock.

          3.   Limitations on exercise.
               -----------------------
          The option shall be subject to the following limitations on exercise:

          (a) If Optionee's service as a director is terminated for any reason other than death, disability, or retirement, the option may be exercised, to the extent exercisable as of the date of termination of service, and to the extent it has not previously been exercised, but not after the first to occur of the expiration of the stated period of the option or the expiration of 30 days from the date of termination of service.

          (b) If Optionee's service as a director is terminated by reason of death, disability, or retirement, the option may be exercised (in the case of death, by the estate of the decedent or by a person who acquired the right to exercise the option by bequest or inheritance) at any time thereafter, to the extent it has not previously been exercised, but not after the expiration of the stated period of the option.

          (c) If Company at any time determines that registration or qualification of the Stock covered by the option under state or federal law or the consent or approval of any governmental or self-regulatory body is necessary or desirable, the option may not be exercised in whole or in part until such registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to Company.

          4.   Nontransferability of option.
               ----------------------------
          The option and all rights and privileges conferred thereby shall not be transferable by Optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by him. The option and all rights and privileges conferred thereby shall also not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the option or any right or privilege conferred thereby, or upon the levy or any attachment or similar process upon the option or the rights and privileges conferred thereby, the option and the rights and privileges conferred thereby shall immediately terminate and become null and void.

          5.   Adjustment.
               ----------
          In the event of payment of a dividend on Stock payable in Stock after the option is granted, Stock then subject to the option shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the outstanding Stock shall be changed into or exchanged for a different number or class of shares of Company, or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, then there shall be substituted for each share of Stock then subject to the option the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to such option.

          6.   Right to Receive Cash on Change in Control.
               ------------------------------------------
          If a change in control as defined in the Plan occurs, Optionee may, regardless whether the option is then otherwise fully exercisable, make a cash exercise of all or any portion of the option (to the extent not previously exercised) in lieu of the purchase of Stock under the option. The cash exercise may be made, without any payment to Company, by surrendering unexercised the option or any portion thereof. Upon exercise and surrender, Optionee shall be entitled to receive cash (less applicable withholding taxes, if any) in an amount equal to the excess of the aggregate fair market value of the shares of Stock covered by the option (or the relevant portion thereof) on the date of the cash exercise and surrender over the aggregate purchase price of the shares specified in the option. The cash exercise may be made only during the period beginning on the first day following the date on which Company has actual knowledge of the actual occurrence of the change in control and ending on the 45th day following that date. Notwithstanding the foregoing, no cash exercise may be made by Optionee sooner than six months from the date the option is granted or after the expiration of the stated period of the option.

          7.   Assignment.
               ----------
          This Agreement shall be binding upon the successors and assigns of Company. Upon the sale of all or substantially all the assets of Company, or upon the merger of Company with another corporation, this Agreement shall inure to the benefit of and be binding on both Optionee and such purchaser or surviving corporation, as the case may be.

          IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its executive vice president and its assistant secretary, they being thereunto duly authorized, and Optionee has set his hand hereto, on the date first hereinabove written.

 WILLAMETTE INDUSTRIES, INC.


 By
       Executive Vice President


 By
       Assistant Secretary



               Optionee